Exhibit 99.1

The Coretec Group Announces Matthew Hoffman as Chief Operating Officer

Hoffman will transition into the new role as the Company sets a stronger focus on operations

ANN ARBOR, MI / BUSINESSWIRE / OCTOBER 18, 2022 - The Coretec Group (OTCQB: CRTG), developers of silicon anode active materials for lithium-ion batteries and cyclohexasilane (CHS) for EV, cleantech and emerging tech applications, today announced that Matthew Hoffman, the Company’s current Chief Financial Officer (CFO), will be taking on the additional role of Chief Operating Officer (COO), as the Company’s operational activities increase and become more complex.

As The Coretec Group’s operations are increasing, a COO-level leadership is needed, and Mr. Hoffman was the logical choice.

Hoffman’s background includes leadership roles of multiple early-stage high growth companies,

covering the industries of energy, manufacturing, defense contracting and bio-technologies. Hoffman brings a valuable knowledge base to The Coretec Group operations from his past experiences with M&A, strategic and operational planning, business system architecture, ISO 9000 and a LEAN focus on business process improvement.

His previous experience with government funding will also prove advantageous as he spearheads the Company’s efforts into receiving funding through several possible financing avenues including the CHIPS Act, the Infrastructure Bill and state funding, among others.

“As The Coretec Group grows, we require an experienced team, capable of enabling us to scale and conduct broader commercial activity,” said Matthew Kappers, Chief Executive Officer of The Coretec Group. “We are becoming far more operational than in years past and need a strong executive who can oversee that change. Hoffman is absolutely the person for the job. He has the strong analytical and communication skills needed for the role, as well as the managerial and leadership prowess to help guide this transition successfully.”

Hoffman joined The Coretec Group in May 2020, as its CFO, and will retain his duties within that role as he takes on the additional responsibilities of the COO. He is a graduate of Western Michigan University’s Haworth College of Business and is a certified public accountant in the State of Michigan.

“Working at The Coretec Group, on the forefront of technological innovation in transportation and energy, is rewarding and exciting, and this is still only the beginning,” said Hoffman. “In addition to our operations, we anticipate expansion of our team itself, making it critical to maintain a high level of management and execution. I look forward to working with our leadership team to make the most of this high growth opportunity.”

About The Coretec Group

The Coretec Group, Inc. is developing a portfolio of engineered silicon to improve energy-focused verticals, including electric vehicle and consumer batteries, solid-state lighting (LEDs), and semiconductors, as well as 3D volumetric displays and printable electronics. The Coretec Group serves the global technology markets in energy, electronics, semiconductor, solar, health, environment, and security.

For more information, please visit thecoretecgroup.com.

Follow The Coretec Group on:

Twitter – @CoretecGroupInc
LinkedIn – www.linkedin.com/company/24789881
TikTok – www.tiktok.com/@thecoretecgroup
YouTube – www.youtube.com/channel/UC1IA9C6PoPd1G4M7B9QiZPQ/featured

Forward-Looking Statements

The statements in this press release that relate to The Coretec Group’s expectations with regard to the future impact on the Company’s results from operations are forward-looking statements and may involve risks and uncertainties, some of which are beyond our control. Such risks and uncertainties are described in greater detail in our filings with the U.S. Securities and Exchange Commission. Since the information in this press release may contain statements that involve risk and uncertainties and are subject to change at any time, the Company’s actual results may differ materially from expected results. We make no commitment to disclose any subsequent revisions to forward-looking statements. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

Corporate Contact:

The Coretec Group, Inc.
Lindsay McCarthy
info@thecoretecgroup.com
+1 (866) 916-0833

Media Contact:

Spencer Herrmann
FischTank PR
coretec@fischtankpr.com
+1 (518) 669-6818